AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1997

                                  Registration Statement File No. 333-

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549



                                FORM S-8

                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                            AMF BOWLING, INC.
         (Exact name of registrant as specified in its charter)

                    Delaware                           13-3873268
         (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)            Identification No.)


                 8100 AMF Drive
               Richmond, Virginia                         23111
     (Address of Principal Executive Offices)          (Zip Code)


                  AMF BOWLING, INC. 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                               Douglas J. Stanard
                     President and Chief Executive Officer
                               AMF Bowling, Inc.
                                 8100 AMF Drive
                            Richmond, Virginia 23111
                    (Name and address of agent for service)

                                 (804) 730-4000
         (Telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

  Title of       Amount to be      Proposed          Proposed        Amount of
 securities to   registered(1)      maximum           maximum      registration
 be registered                  offering price       aggregate          fee
                                 per share(2)    offering price(2)

 Common Stock,
 par value $.01
 per share         1,767,151       $21.3125      $37,662,405.6875   $11,110.41

 (1) Represents the maximum number of shares that may be granted under the AMF Bowling, Inc. 1996 Stock Incentive Plan (the "Plan").
 (2) Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the registration fee is based on the reported average of the high and low prices for the Registrant's Common Stock on the New York Stock Exchange on December 4, 1997.





                                      Part I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                   The documents containing the information specified in
         Part I will be sent or given to eligible employees by AMF Bowl-ing, Inc. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     Part II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                   The following documents have been filed by the Company with the SEC and are incorporated herein by reference:

              1. The Company's Prospectus that was part of the Company's Registration Statement on Form S-1 (Regis-tration No. 333-34099), which Prospectus was filed with the SEC on November 3, 1997 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

              2. The Company's Registration Statement on Form 8-A filed with the SEC on October 27, 1997.

              3. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

              4. The description of the Company's Common Stock con-tained in the Registration Statement on Form 8-A re-ferred to in (2) above.

                   All documents, filed subsequent to the date hereof by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

                   Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the





         extent that a statement contained herein or in any other subse-quently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to consti-tute a part hereof.


         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                   Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certifi-cate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockhold-ers, (ii) for acts or omissions not in good faith or which in-volve intentional misconduct or a knowing violation of law,
         (iii) under Section 174 of the DGCL (which provides for li-ability of directors for unlawful payments of dividends or un-lawful stock purchases or redemptions) or (iv) for any transac-tion from which the director derived an improper personal ben-efit. Article VIII, Section 1 of the Company's Certificate of Incorporation limits the liability of directors thereof to the full extent permitted by Section 102(b)(7) of the DGCL.

                   Under Section 145 of the DGCL, in general, a corpora-tion may indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, em-ployees or agents of the corporation, if such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, a corporation may indemnify any such person for expenses (includ-ing attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of any such





         action or suit by or in the right of the corporation if the person acted in good faith and in a manner that the person rea-sonably believed to be in or not opposed to the best interests of the corporation; however, the corporation may not indemnify the person for such expenses in a suit or action by or on be-half of the corporation unless the Delaware Court of Chancery or the court hearing the action or proceeding determines that the person is fairly and reasonably entitled to indemnity for such expenses. A corporation is required to provide the fore-going indemnity to a director if the director is successful (on the merits or otherwise) in his or her defense of the claim or proceeding. Article VIII, Section 2(a) of the Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the full extent permit-ted by Delaware law.

                   Article VIII, Section 2(a) of the Company's Certifi-cate of Incorporation also provides that the Company shall in-demnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such pro-ceeding was authorized by the Board, except as otherwise pro-vided in the Certificate of Incorporation. Any rights to in-demnification conferred in Section 2 are contract rights, and include the right to be paid by the Company the expenses in-curred in defending any such proceeding in advance of its final disposition, except that, if the DGCL requires, the payment of such expenses incurred by a director or officer in such capac-ity in advance of final disposition shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under Section 2 or otherwise.
         By action of the board of directors, the Company may extend such indemnification to employees and agents of the Company.

                   An insurance policy obtained by the Registrant pro-vides for indemnification of officers and directors of the Reg-istrant and certain other persons against liabilities and ex-penses incurred by any of them in certain stated proceedings and under certain stated conditions.


         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.





         ITEM 8.  EXHIBITS.

         Exhibit Number        Description

         4 AMF Bowling, Inc. 1996 Stock Incentive Plan (incorporated by reference to Ex-hibit 10.3 to the Registration Statement on Form S-4 of AMF Bowling Worldwide, Inc. (formerly AMF Group Inc.) (Registra-tion No. 333-4877)).

         5 Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of securities to be issued.

         23.1                  Consent of Arthur Andersen LLP.

         23.2                  Consent of Price Waterhouse LLP.

         23.3                  Consent of Todres & Sheiffer.

         23.4 Consent of Wachtell, Lipton, Rosen & Katz (contained in the opinion of counsel filed as Exhibit 5).

         24                    Powers of Attorney (included on Signature
                               Page).


         ITEM 9.  UNDERTAKINGS.

                   The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the regis-tration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the reg-istration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously dis-closed in the registration statement or any ma-terial change to such information in the reg-istration statement;





         provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in peri-odic reports filed by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by ref-erence in the registration statement.

                   The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securi-ties Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities of-fered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                   The undersigned registrant hereby undertakes to re-move from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offer-ing thereof.

                   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offic-ers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Com-mission such indemnification is against public policy as ex-pressed in the Securities Act of and is, therefore, unenforce-able. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any ac-tion, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                                    SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reason-able grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the city of Richmond, state of Vir-ginia, on this 9th day of December, 1997.

                                  AMF BOWLING, INC.


                                  By:  /s/ Douglas J. Stanard
                                     Name:   Douglas J. Stanard
                                     Title:  President and Chief
                                             Executive Officer



                                POWER OF ATTORNEY

                   Each of the undersigned officers and directors of AMF Bowling, Inc., a Delaware corporation, hereby constitutes and appoints Douglas J. Stanard and Stephen E. Hare and each of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement, and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem nec-essary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

                   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.





               Signature                    Title                     Date


                   *               Chairman and Director        December 4, 1997
          Richard A. Friedman



                   *               Director                     December 4, 1997
          Terence M. O'Toole



                   *               Director                     December 4, 1997
          Peter M. Sacerdote



                   *               President, Chief Executive   December 4, 1997
          Douglas J. Stanard       Officer and Director



                   *               Executive Vice President,    December 4, 1997
            Stephen E. Hare        Chief Financial Officer,
                                   and Treasurer (Principal
                                   Financial Officer and
                                   Principal Accounting
                                   Officer) and Director



                   *               Director                     December 4, 1997
           Charles M. Diker



                   *               Director                     December 4, 1997
           Paul B. Edgerley



                   *               Director                     December 4, 1997
           Howard A. Lipson



                   *               Director                     December 4, 1997
           Thomas R. Wall IV



         *By:/s/ Douglas J. Stanard
             Attorney-in-Fact





                                  EXHIBIT INDEX


         Exhibit Number        Description

         4 AMF Bowling, Inc. 1996 Stock Incentive Plan (incorporated by reference to Ex-hibit 10.3 to the Registration Statement on Form S-4 of AMF Bowling Worldwide, Inc. (formerly AMF Group Inc.) (Registration No. 333-4877)).

         5 Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of securities to be issued.

         23.1                  Consent of Arthur Andersen LLP.

         23.2                  Consent of Price Waterhouse LLP.

         23.3                  Consent of Todres & Sheiffer.

         23.4 Consent of Wachtell, Lipton, Rosen & Katz (contained in the opinion of counsel filed as Exhibit 5).

         24                    Powers of Attorney (included on Signature
                               Page).